Registration No. 333- 174037

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOMET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0662382
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1311

(Primary Standard Industrial

Classification Code Number)

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(713) 659-3855

Tony Oviedo

GeoMet, Inc.

1221 McKinney Street, Suite 3840

Houston, Texas 77010

(713) 659-3855

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

David P. Elder

Patrick Hurley

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

(713) 220-5800

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 (“Post-Effective Amendment No. 2”) is filed by GeoMet, Inc. (the “Company”), and amends the registration statement initially filed on Form S-3 (File No. 333- 174037) with the Securities and Exchange Commission (the “Commission”) on May 6, 2011, which was subsequently amended by Post-Effective Amendment No. 1 to Form S-3 on Form S-1, which was filed with the Commission on March 29, 2012 (the “Registration Statement”), registering securities of the Company for resale by the selling stockholders identified therein using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended. Because the Company no longer satisfies the eligibility requirements of Form S-3, the Company has filed this Post-Effective Amendment No. 2 on Form S-1 to terminate the registration of securities that remain unsold under the Registration Statement.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, the Company hereby amends the Registration Statement to remove from registration the securities covered by the Registration Statement which remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of December, 2015.

GeoMet, Inc.

By:	/s/ Michael Y. McGovern
	Name:	Michael Y. McGovern
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

President, Chief Executive Officer
and Director
/s Michael Y. McGovern	(principal executive officer)	December 21, 2015
Michael Y. McGovern

Senior Vice President, Chief Financial Officer and Chief Accounting Officer
(principal financial and accounting
/s/ Tony Oviedo	officer)	December 21, 2015
Tony Oviedo

/s/ Stanley L. Graves	Director	December 21, 2015
Stanley L. Graves

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